UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2011
Date of Report (Date of earliest event reported)

SMART-TEK SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29895	98-0206542
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1100 Quail Street, Suite 100, Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

949-851-9261
Registrant's telephone number, including area code

3702 South Virginia Street, Suite G12-401, Reno, NV, 89502
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

          This Amendment No. 2 to the Current Report on Form 8-K (this “Form 8-K/A”) is being filed to incorporate changes to the Current Report on Form 8-K filed by Smart-Tek Solutions Inc. (“Smart-Tek” or “the Company”) on April 20, 2011 (the “Form 8-K”). This Form 8-K/A amends and restates the Form 8-K in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On February 4, 2011, the Company’s Board of Directors approved a change in the Company’s fiscal year from June 30 to December 31. This change is effective for the 2011 fiscal year, which would have otherwise ended June 30, 2011 and will now end on December 31, 2010. The Company filed a transitional annual report on Form 10-KT for the six month period ended December 31, 2010 on April 15, 2011. The change in year end is to compliment the business cycle of its operating subsidiary Smart-Tek Automated Services, Inc.

Item 8.01 Other Events.

Discontinuation of the SCI subsidiary

The transitional Form 10-KT file on April 15, 2011 also reflects the sale and discontinuation of theSmart-Tek Communications (“SCI”) subsidiary to its founder Perry Law. Affected by the slow-down of the economy, SCI’s shrinking revenue and continuing loses, management felt it was in the best interest of the Company (“STTN”) to discontinue its operations. Mr. Law, SCI’s founder, expressed a desire to acquire SCI in exchange for certain debt owed to him by the Company. On July 1, 2010, the Company completed the disposition of the Company’s wholly owned subsidiary Smart-Tek Communications Inc. to its president and founder Perry Law. Please see Exhibit 10.13 for a copy of the Amended Stock Purchase Agreement and Exhibit 10.14 for a copy of the independent valuation of the transaction.

Cancellation of the Special Shareholder’s Meeting

On April 20, 2011, Smart-Tek Solutions, Inc. (“STTN”), announced that it had disposed of the Company’s wholly owned subsidiary Smart-Tek Communications Inc. to its president and founder Perry Law, a then director of STTN, effective as of July 1, 2010. On April 19, 2010, the Company had filed a Preliminary Proxy announcing a Special Meeting of shareholders of Smart-Tek Solutions, Inc., to be held on June 10, 2010 to vote on this disposal.

An Amended Preliminary Proxy was filed on August 20, 2010 with some revised and updated information. On March 16, 2011 a second amendment was filed, cancelling the special meeting explaining that the transaction would be handled internally. The disposal of SCI was a transaction that could be authorized by board approval. Based on the reasons discussed above plus the additional costs of delaying the disposal any further, plus the timing of the transitional Form 10K, the board of directors felt that it was in the best interest of the Company to proceed with the disposal.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit
10.13	Amended Stock Purchase Agreement
10.14	EMCO Valuation of Vend Out
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART-TEK SOLUTIONS INC.
Date: June 27, 2011
	By:	/s/ Brian Bonar
Brian Bonar
Chief Executive Officer